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                                                                    EXHIBIT 4.03
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                          ADVANCED MICRO DEVICES, INC.
                           1998 STOCK INCENTIVE PLAN

1.   PURPOSE

     The purpose of this Plan is to encourage key personnel and advisors whose long-term service is considered essential to the Company's continued progress, to remain in the service of the Company or its Affiliates. By means of the Plan, the Company also seeks to attract new key employees and advisors whose future services are necessary for the continued improvement of operations. The Company intends future increases in the value of securities granted under this Plan to form part of the compensation for services to be rendered by such persons in the future. It is intended that this purpose will be effected through the granting of Options and Restricted Stock.

2.   DEFINITIONS

     The terms defined in this Section 2 shall have the respective meanings set forth herein, unless the context otherwise requires.

     (a) "AFFILIATE" The term "Affiliate" shall mean any corporation, partnership, joint venture or other entity in which the Company holds an equity, profits or voting interest of thirty percent (30%) or more.

     (b) "BOARD" The term "Board" shall mean the Company's Board of Directors or its delegate as set forth in Section 3(d) below.

     (c) "CHANGE OF CONTROL" Unless otherwise defined in a Participant's employment agreement, the term "Change of Control" shall be deemed to mean any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the
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Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing (i) unless otherwise provided in a Participant's employment agreement, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (ii) unless otherwise provided in a Participant's employment agreement, "Change of Control" shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company's then outstanding voting securities by the Company or any of its wholly owned subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

     (d) "CODE" The term "Code" shall mean the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time.

     (e) "COMPANY" The term "Company" shall mean Advanced Micro Devices, Inc., a Delaware corporation.

     (f) "CONSTRUCTIVE TERMINATION" The term "Constructive Termination" shall mean a resignation by a Participant who has been elected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant's employment with the Company, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company, and such termination shall be deemed to occur on the date such notice is delivered to the Company.

     (g) "FAIR MARKET VALUE PER SHARE" The term "Fair Market Value per Share" shall mean as of any day (i) the closing price for Shares on the New York Stock Exchange as reported in The Wall Street Journal on the day as of which such determination is being made or, if there was no sale of Shares reported in The Wall Street Journal on such day, on the most recently preceding day on which there was such a sale, or (ii) if the Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is made, the amount determined by the Board or its delegate to be the fair market value of a Share on such day.

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     (h) "INSIDER" The term "Insider" means an officer or director of the
Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

     (i) "OPTION" The term "Option" shall mean a nonstatutory stock option granted under this Plan.

     (j) "PARTICIPANT" The term "Participant" shall mean any person who holds an Option or Restricted Stock Award granted under this Plan.

     (k) "PLAN" The term "Plan" shall mean this Advanced Micro Devices, Inc. 1998 Stock Incentive Plan, as amended from time to time.

     (l) "RESTRICTED STOCK" or "RESTRICTED STOCK AWARD" The term "Restricted Stock" or "Restricted Stock Award" shall mean an award of restricted Shares of Common Stock granted under the Plan.

     (m) "SHARES" The term "Shares" shall mean shares of Common Stock of the Company and any shares of stock or other securities received as a result of the adjustments provided for in Section 9 of this Plan.

3.  ADMINISTRATION

     (a) The Board, whose authority shall be plenary, shall administer the Plan and may delegate part or all of its administrative powers with respect to part or all of the Plan pursuant to Section 3(d).

     (b) The Board or its delegate shall have the power, subject to and within the limits of the express provisions of the Plan:

         (1) To grant Options or Restricted Stock pursuant to the Plan.

         (2) To determine from time to time which of the eligible persons shall be granted Options or Restricted Stock under the Plan, the number of Shares for which each Option or Restricted Stock Award shall be granted, the term of each granted Option and the time or times during the term of each Option within which all or portions of each Option may be exercised (which at the discretion of the Board or its delegate may be accelerated.)

         (3) To prescribe the terms and provisions of each Option or Restricted Stock Award granted (which need not be identical) and the form of written instrument that shall constitute the Option or Restricted Stock Award agreement.

         (4) To take appropriate action to amend any Option or Restricted Stock Award hereunder, including to amend the vesting schedule of any outstanding Option or Restricted Stock Award, provided that no such action adverse to a Participant's interest may be taken by the Board or its delegate without the written consent of the affected Participant.

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          (5) To determine whether and under what circumstances an Option or
     Restricted Stock Award may be settled in cash or Shares.

     (c) The Board or its delegate shall also have the power, subject to and within the limits of the express provisions of this Plan:

          (1) To construe and interpret the Plan and Options or Restricted Stock Awards granted under the Plan, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board or its delegate, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any Option or Restricted Stock Award agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (2) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

     (d) The Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under Sections 3(b) and (c) above), under either or both of the following:

          (1) with respect to the participation of or granting of Options or Restricted Stock Awards to an employee, consultant or advisor, to a committee of one or more members of the Board;

          (2) with respect to matters other than the selection for participation in the Plan, substantive decisions concerning the timing, pricing, amount or other material term of an Option or Restricted Stock Award, to a committee of one or more members of the Board.

     (e) The Board shall have complete discretion to determine the composition, structure, form, term and operations of any committee established to administer the Plan. If administration is delegated to a committee, unless the Board otherwise provides, the committee shall have, with respect to the administration of the Plan, all of the powers and discretion theretofore possessed by the Board and delegable to such committee, subject to any constraints which may be adopted by the Board from time to time and which are not inconsistent with the provisions of the Plan. The Board at any time may revest in the Board any of its administrative powers under the Plan.

     (f) The determinations of the Board or its delegate shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.

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4.   SHARES SUBJECT TO PLAN

     Subject to the provisions of Section 10 (relating to adjustments upon changes in capitalization), (i) the Shares which may be available for issuance of Options under the Plan shall not exceed in the aggregate 3,700,000 Shares of the Company's authorized Common Stock and (ii) the Shares which may be available for issuance of Restricted Stock Awards under the Plan shall not exceed in the aggregate 1,000,000 Shares of the Company's authorized Common Stock. In each case, the Shares of the Company's Common Stock may be unissued Shares or reacquired Shares or Shares bought on the market for the purposes of issuance under the Plan. If any Options or Restricted Stock Awards granted under the Plan shall for any reason be forfeited or canceled, terminate or expire, the Shares subject to such Options or Restricted Stock Awards shall be available again for the purposes of the Plan. Shares which are delivered or withheld from the Shares otherwise due on exercise of an Option shall become available for future awards under the Plan. Shares that have actually been issued under the Plan upon exercise of an Option and Shares of Restricted Stock that are no longer subject to forfeiture shall not in any event be returned to the Plan and shall not become available for future awards under the Plan.

5.   ELIGIBILITY

     All Options issued under the Plan shall be nonqualified stock options. Options may be granted only to full or part-time employees, officers, consultants and advisors of the Company and/or of any Affiliate; provided that
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such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Restricted Stock Awards may be granted only to full or part-time employees of the Company. Options awarded to Insiders may not exceed in the aggregate forty-five (45%) percent of all Shares that are available for grant under the Plan and employees of the Company who are not Insiders must receive at least fifty (50%) percent of all Shares that are available for grant under the Plan. No Insider shall be eligible to receive a Restricted Stock Award. Any Participant may hold more than one Option or Restricted Stock Award at any time; provided that the maximum
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number of shares which are subject to Options or Restricted Stock Awards granted to any individual shall not exceed in the aggregate two million (2,000,000) Shares over the full ten-year life of the Plan.

6.   TERMS OF STOCK OPTIONS

     Each Option agreement shall be in such form and shall contain such terms and conditions as the Board, or its delegate, from time to time shall deem appropriate, subject to the following limitations:

     (a) The term of any Option shall not be greater than ten (10) years and one day from the date it was granted.

     (b) Options may be granted at an exercise price that is not less than the Fair Market Value per Share of the Shares at the time an Option is granted.

     (c) Unless otherwise specified in the Option agreement, no Option shall be transferable otherwise than by will, pursuant to the laws of descent and distribution or pursuant

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to a qualified domestic relations order as defined by the Code or Title I of the
Employee Retirement Income Security Act, or the rules thereunder.

     (d) Except as otherwise provided in paragraph (e) of this Section 6 or in a Participant's employment agreement, the rights of a Participant to exercise an Option shall be limited as follows:

          (1) DEATH OR DISABILITY: If a Participant's service is terminated by death or disability, then the Participant or the Participant's estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or disability, or for such other period as the Board may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of his death or disability, or to such extent as may otherwise by specified by the Board (which may so specify after the date of his death or disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant's estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant's death or disability.

          (2) MISCONDUCT: If a Participant is determined by the Board to have committed on act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company (or Affiliate), or deliberate disregard of the rules of the Company (or Affiliate), or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate), engages in any conduct which constitutes unfair competition with the Company (or Affiliate), induces any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or induces any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship, then, unless otherwise provided in a Participant's employment agreement, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company (or Affiliate) for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, unless otherwise provided in a Participant's employment agreement, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

          (3) TERMINATION FOR OTHER REASONS: If a Participant's service is terminated for any reason other than those mentioned above under "DEATH OR DISABILITY" or "MISCONDUCT," the Participant, the Participant's estate, or such other person who may then hold the Option may, within three months following such termination, or within such longer period as the Board may fix, exercise the Option to the extent such Option was exercisable by the Participant on the date of termination of his employment or service, or to the extent otherwise specified by the Board (which may so

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     specify after the date of the termination but before expiration of the
     Option) provided the date of exercise is in no event after the expiration of the term of the Option.

          (4) EVENTS NOT DEEMED TERMINATIONS: Unless otherwise provided in a Participant's employment agreement, the service relationship shall not be considered interrupted in the case of (i) a Participant who intends to continue to provide services as a director, employee, consultant or advisor to the Company or an Affiliate; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Board, provided such leave is
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     for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or between the Company or its Affiliates. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or an Affiliate as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

     (e) Unless otherwise provided in a Participant's employment agreement, if any Participant's employment is terminated by the Company for any reason other than for Misconduct or, if applicable, by Constructive Termination, within one year after a Change of Control has occurred, then all Options held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of the vesting provisions of the Participant's Option agreement. For purposes of this subsection (e), the term "Change of Control" shall have the meaning assigned by this Plan, unless a different meaning is defined in an individual Participant's Option agreement or employment agreement.

     (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or its delegate shall deem appropriate.

     (g) The Board may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action
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may not, without the written consent of a Participant, impair any such
Participant's rights under any Option previously granted.

7. RESTRICTED STOCK

      A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Board or its delegate will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

      (a) All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by a Restricted Stock Award that will be in such form and contain such terms and conditions (which need not be the same for each Participant) as the Board or its delegate will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's

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delivery of full payment for the Shares to the Company upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Restricted Stock agreement.

      (b) The purchase price of Shares sold pursuant to a Restricted Stock Award will be determined by the Board or its delegate on the date the Restricted Stock Award is granted. Payment of the purchase price may be made in accordance with Section 8 of this Plan.

      (c) Restricted Stock Awards shall be subject to such restrictions as the Board or its delegate may impose (the "Restrictions"). The Restrictions may be based upon completion of a specified period of service with the Company (or Affiliate) or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Award agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Board or its delegate shall: (i) determine the nature, length and starting date of any vesting or performance period (the "Restriction Period") for the Restricted Stock Award and (ii) select from among the performance factors to be used to measure performance goals, if any. Prior to the payment of any Restricted Stock Award, the Board or its delegate shall determine the extent to which such Restricted Stock Award has been earned.

      (d) If a Participant terminates service with the Company (or any Affiliate) during a performance period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of the Participant's termination of service with the Company (or any Affiliate) in accordance with the Restricted Stock Award agreement, unless the Board or its delegate determines otherwise.

      (e) During the Restriction Period, the Participant will not be permitted to sell, pledge (other than to the Company), assign or otherwise transfer Restricted Stock awarded under this Plan. Notwithstanding the foregoing, the Board or its delegate may adopt rules which would permit a gift by a participant of Restricted Stock to a spouse, lineal descendant or legal dependent or to a trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant; provided that any restrictions on further transfer and any requirement of continued service shall continue to apply to the Restricted Stock in the hands of the donee.

      (f) All certificates for shares of Restricted Stock delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Board or its delegate may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange on which the Shares are then listed, and any applicable federal or state securities law. The Board or its delegate may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

      (g) The Board or its delegate may adopt rules which provide that the stock certificates evidencing shares of Restricted Stock may be held in custody by a third party fiduciary, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the participant shall have delivered a stock power endorsed in blank relating to the stock covered by such award.

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      (h)  If a Participant is determined by the Board to have committed on act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company (or Affiliate), or deliberate disregard of the rules of the Company (or Affiliate), or if a Participant makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate), engages in any conduct which constitutes unfair competition with the Company (or Affiliate), induces any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or induces any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship, then, unless otherwise provided in a Participant's employment agreement, either the Participant, the Participant's estate or such other person who may then hold the Restricted Stock shall forfeit the Restricted Stock, whether or not after termination of service the Participant may receive payment from the Company (or Affiliate) for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, unless otherwise provided in a Participant's employment agreement, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

      (i) Unless otherwise provided in a Participant's employment agreement, if any Participant's employment is terminated by the Company for any reason other than for misconduct pursuant to Section 7(h) or, if applicable, by Constructive Termination as defined in Section 2(f), within one year after a Change of Control has occurred, then all Restricted Stock held by such Participant shall become fully vested for exercise upon the date of termination, irrespective of any other vesting provisions of the Restricted Stock Award. For purposes of this subsection (i), the term "Change of Control" shall have the meaning assigned by
Section 2(c) of this Plan, unless a different meaning is defined in an individual Participant's Option agreement or employment agreement.

8.   PAYMENT OF PURCHASE PRICE

     (a) The consideration to be paid for the Shares to be issued upon exercise of an Option or the grant of Restricted Stock, including the method of payment, shall be determined by the Board or its delegate and may consist entirely of (i) cash, (ii) certified or cashier's check, (iii) promissory note, (iv) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised or the aggregate purchase price of the Restricted Stock, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (vi) any combination of the foregoing methods of payment. Any promissory note shall be a full recourse promissory note having such terms as may be approved by the Board and bearing interest at a rate sufficient to avoid imputation of income under Sections 483, 1274 or 7872 of the Code; provided that Participants who are not
                                        --------
employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided further, that the portion of the exercise price equal
                 -------- -------
to the par value, if any, of the Shares must be paid in cash;

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     (b) The Company may make loans or guarantee loans made by an appropriate financial institution to individual Participants, including Insiders, on such terms as may be approved by the Board for the purpose of financing the exercise of Options or the purchase of Restricted Stock granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

9.   TAX WITHHOLDING

     (a) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold federal, state or local taxes relating to the exercise of any Option or the purchase or vesting of Restricted Stock, the Board may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. The Company may require the payment of such taxes before Shares are transferred to the holder of the Option or Restricted Stock Award.

     (b) A Participant may elect (a "WITHHOLDING ELECTION") to pay his minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable under such Option or Restricted Stock Award, or by delivering to the Company a sufficient number of previously acquired Shares, and may elect to have additional taxes paid by the delivery of previously acquired Shares, in each case in accordance with rules and procedures established by the Board. Previously owned Shares delivered in payment for such additional taxes must have been owned for at least six months prior to the delivery or must not have been acquired directly or indirectly from the Company and may be subject to such other conditions as the Board may require. The value of Shares withheld or delivered shall be the Fair Market Value per Share on the date the Option or Restricted Stock becomes taxable. All Withholding Elections are subject to the approval of the Board and must be made in compliance with rules and procedures established by the Board.

10.  ADJUSTMENTS OF AND CHANGES IN CAPITALIZATION

     If there is any change in the Common Stock of the Company by reason of any stock dividend, stock split, spin-off, split up, merger, consolidation, recapitalization, reclassification, combination or exchange of Shares, or any other similar corporate event, then the Board shall make appropriate adjustments to the number of Shares theretofore appropriated or thereafter subject or which may become subject to an Option or Restricted Stock Award under the Plan. Outstanding Options and Restricted Stock Awards shall also be automatically converted as to price and other terms if necessary to reflect the foregoing events. No right to purchase fractional Shares shall result from any adjustment in Options and Restricted Stock Awards pursuant to this Section 10. In case of any such adjustment, the Shares subject to the Option and Restricted Stock Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each holder of any Option and Restricted Stock Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

11.  PRIVILEGES OF STOCK OWNERSHIP

     No Participant will have any rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares, including Restricted Stock, are issued to the

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Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

12.  EXCHANGE AND BUYOUT OF AWARDS

     The Board or its delegate may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options or Restricted Stock Awards in exchange for the surrender and cancellation of any or all outstanding Options or Restricted Stock Awards to optionees who are not Insiders. The Board or its delegate may at any time buy from a Participant an Option or Restricted Stock Award previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Board or its delegate and the Participant may agree.

13.  EFFECTIVE DATE OF THE PLAN

     This Plan will become effective when adopted by the Board (the "EFFECTIVE DATE").

14.  AMENDMENT OF THE PLAN

     (a) The Board at any time, and from time to time, may amend the Plan.

     (b) Rights and obligations under any Option or Restricted Stock Award granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person who holds the Option or Restricted Stock Award, which consent may be obtained in any manner that the Board or its delegate deems appropriate.

15. REGISTRATION, LISTING, QUALIFICATION, APPROVAL OF STOCK AND OPTIONS AND RESTRICTED STOCK

     An award under this Plan will not be effective unless such award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16.  NO RIGHT TO EMPLOYMENT

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     Nothing in this Plan or in any Option or Restricted Stock Award shall be deemed to confer on any employee any right to continue in the employ of the Company or any Affiliate or to limit the rights of the Company or its Affiliates, which are hereby expressly reserved, to discharge an employee at any time, with or without cause, or to adjust the compensation of any employee.

17.  MISCELLANEOUS

     The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

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